Exhibit 10.1
WASTE MANAGEMENT, INC.
2009 STOCK INCENTIVE PLAN
     1. Purpose of the Plan. The Waste Management, Inc. 2009 Stock Incentive Plan (the “Plan”), is intended to advance the best interests of the Company, its Subsidiaries and Affiliates by providing certain Employees and Non-Employee Directors of the Company, its Subsidiaries and Affiliates with additional incentives through the grant of Options, Stock Awards, Stock Appreciation Rights and Cash Awards, thereby increasing the personal stake of such Non-Employee Directors and Employees in the continued success and growth of the Company.
     2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:
     “Affiliate” means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.
     “Award” means the grant of any Option, SAR, Stock Award, Cash Award or Dividend Equivalents, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Share Award) as the Committee may establish in order to fulfill the objectives of the Plan.
     “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.
     “Board” means the Board of Directors of the Company.
     “Cash Award” means an Award denominated in cash.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Committee” means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.
     “Common Stock” means common stock of the Company, par value $.01 per share.
     “Company” means Waste Management, Inc., a Delaware corporation.
     “Deferred Stock Unit” means a phantom share unit with a value equal to one share of Common Stock (as determined by the Committee).
     “Dividend Equivalents” means an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable by the Company on one share of Common Stock to stockholders of record, which, in the discretion of the Committee, may be awarded (a) in connection with any Award under the Plan while such Award is outstanding or otherwise subject to a Restriction Period and on a like number of shares of Common Stock under such Award or (b) singly.
     “Effective Date” means the first date upon which the Plan has been approved both (a) by the Board and (b) by a majority of the votes cast at a duly held stockholders’ meeting at which the requisite quorum of outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Plan.
     “Employee” means (a) an employee of the Company or any of its Subsidiaries or Affiliates and (b) an individual (i) who has agreed to become an employee of the Company or any of its Subsidiaries or Affiliates (ii) and who is expected to become such an employee within the six-month period immediately following the acceptance of an offer of employment, and (iii) who actually becomes so employed within the period described in clause (ii) hereof.
     “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

     “Fair Market Value” of a share of Common Stock means, as of a particular date, (a) if shares of Common Stock are listed on a national securities exchange, the average of the highest and lowest sales price per share of such Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (b) if shares of Common Stock are not so listed but are quoted by The Nasdaq Stock Market, Inc., the average of the highest and lowest sales price per share of Common Stock reported on the consolidated transaction reporting system for The Nasdaq Stock Market, Inc., or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing as quoted by The Nasdaq Stock Market, Inc. at the time of exercise, (c) if the Common Stock is not so listed or quoted, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations are available, as reported by The Nasdaq Stock Market, Inc., or, if not reported by The Nasdaq Stock Market, Inc., by the National Quotation Bureau Incorporated or (d) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose.
     “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan as determined by the Committee. The Grant Date for any Award granted pursuant to the substitution provision of Section 9(d) will be the Grant Date of the original award.
     “Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Option or SAR.
     “Non-Employee Director” means an individual serving as a member of the Board who is not an Employee.
     “Non-Qualified Performance Share Award” means a grant of Stock Units made pursuant to this Plan to a Participant who is an Employee that is subject to the attainment of one or more Performance Goals and otherwise satisfies the requirements of Section 7(a)(v)(A), but does not satisfy the requirements of Section 7(a)(v)(B).
     “Option” means a right to purchase a specified number of shares of Common Stock at a specified Grant Price, which is not intended to comply with the requirements of Section 422 of the Code.
     “Participant” means an Employee or Director to whom an Award has been granted under this Plan.
     “Performance Share Award” means either a Qualified Performance Share Award or a Non-Qualified Performance Share Award.
     “Performance Goal” means one or more standards established by the Committee, to determine in whole or in part whether a Performance Share Award shall be earned.
     “Plan” has the meaning assigned in Section 1.
     “Pool Limit” has the meaning assigned in Section 4(a).
     “Prior Plan” means the Waste Management, Inc. 2004 Stock Incentive Plan.
     “Qualified Performance Share Award” means a grant of Stock Units made pursuant to this Plan to a Participant who is an Employee that is subject to the attainment of one or more Performance Goals and otherwise satisfies the requirements of Section 7(a)(v)(B).
     “Restricted Stock” means any Common Stock that is restricted as to transferability and subject to forfeiture provisions.

     “Restriction Period” means a period of time (a) beginning as of the Grant Date of an Award of Restricted Stock and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions or (b) beginning as of the Grant Date of an Award of Stock Units, a Cash Award or a Performance Share Award, as the case may be, and ending with respect to all or part of an Award when such Award, or part thereof, is vested.
     “Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price, in each case as determined by the Committee.
     “Stock Award” means an Award in the form of shares of Common Stock or units denominated in shares of Common Stock, including an award of Restricted Stock, Performance Share Award or Stock Units.
     “Stock Based Awards Limitations” has the meaning assigned in Section 7(b)(iii).
     “Stock Unit” means a phantom share unit equal to the value of one share of Common Stock (as determined by the Committee), which, in the discretion of the Committee, may be restricted and subject to forfeiture provisions.
     “Subsidiary” means (a) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (b) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).
     3. Eligibility.
     Employees eligible for the grant of Awards under this Plan are those selected by the Committee who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company, its Subsidiaries and Affiliates. Non-Employee Directors eligible for the grant of Awards are those that may be designated by the Board.
     4. Common Stock Available for Awards.
     (a) Subject to the provisions of Section 4(b) and Section 14 hereof, the number of shares of Common Stock available for Awards shall be 18,824,494, an amount equal to the shares of Common Stock which were available for future issuance of Awards under the Prior Plan as of March 11, 2009, plus an amount equal to any shares of Common Stock that may subsequently become available under the Prior Plan (collectively, the “Pool Limit”); provided, however, that in no event will more than 26,231,388 shares be issued under the Plan in settlement of Awards.
     (b) The number of shares of Common Stock that are the subject of Awards under this Plan, and the number of shares of Common Stock that are subject to outstanding awards under the Prior Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. If the Grant Price or other purchase price of any Award other than a SAR granted under the Plan or the Prior Plan is satisfied by tendering shares of Common Stock to the Company, or if the tax withholding obligation resulting from the settlement of any such Award is satisfied by tendering or withholding shares of Common Stock, only the number of shares of Common Stock issued net of the shares of Common Stock tendered or withheld shall be deemed delivered for purposes of determining usage of shares against the maximum number of shares of Common Stock available for delivery under the Plan or any sublimit set forth above. If the Grant Price or other purchase price of an Option under the Plan or the Prior Plans is satisfied by a payment of cash to the Company by the Participant or by or for the account of a Participant, any shares purchased by the Company with such cash proceeds shall immediately be added to the shares available for future Awards. Shares of Common Stock delivered under the Prior Plan or the Plan as an Award or in settlement of an Award issued or made (i) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition or (ii) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the stockholder approval requirements of the New York Stock Exchange for equity compensation plans applies. Deferred Stock Units granted at the Employee or Non-Employee Director’s election as payment in lieu of cash incentives otherwise earned and payable to an employee or director under another plan or arrangement shall not count against the Pool Limit. The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Common Stock is listed or any applicable regulatory requirement. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.
     5. Administration.
     (a) This Plan shall be administered by the Committee except as otherwise provided herein.
     (b) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions applicable to an Award, waive any restriction or other provision of this Plan (insofar as such provision relates to Awards) or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant; provided that no such extension may result in term for an Option or an SAR that extends more than 10 years from the Grant Date. Notwithstanding anything herein to the contrary, Options or Stock Appreciation Rights granted under the Plan will not be repriced, replaced, or regranted through cancellation or by decreasing the exercise price of a previously granted Option or Stock Appreciation Right except as expressly provided by the adjustment provisions of Section 14. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.
     (c) In accordance with the Company’s Corporate Governance Guidelines, compensation of Non-Employee Directors is recommended by the Company’s Nominating & Governance Committee and approved by the Board. Therefore, with respect to any Awards granted to Non-Employee Directors, the Committee’s authority as provided in this Plan shall be solely to carry out or otherwise take such actions as necessary to effect the grants of Awards as approved by the Board and communicated to the Compensation Committee as payable or issuable to Non-Employee Directors.
     (d) No member of the Committee or any Employee or committee of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 6 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any Employee of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.
     6. Delegation of Authority. Following the authorization of a pool of cash or shares of Common Stock to be available for Awards, the Committee may delegate any or all of its power and duties under the Plan to the Chief Executive Officer and/or one or more other committees that it shall appoint, pursuant to such conditions or limitations as the Committee may establish; provided, however, that the Committee shall not delegate its authority to (a) amend or modify the Plan pursuant to Section 12 or (b) act on matters affecting any Participant who is subject to (i) the reporting requirements of Section 16(a) of the Exchange Act, or (ii) the liability provisions of Section 16(b) of the Exchange Act.
     7. Awards.
     (a) The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Employees and Non-Employee Directors who are to be the recipients of such Awards. Each Award may, in the discretion of the Committee, be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and, if required by the Committee, shall be signed by the Participant to whom the Award is made. Awards may consist of those listed in this Section 7(a) and may be granted singly, in combination or in tandem. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company, its Subsidiaries or Affiliates, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon separation of employment or affiliation with the Company, its Subsidiaries or Affiliates, a Participant’s unexercised, deferred, unvested or unpaid Awards, if any, shall be treated as set forth in the applicable Award Agreement or as otherwise specified by the Committee.
     (i) Option. An Award may be in the form of an Option. The Grant Price of an Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of the Common Stock subject to such Option on the Grant Date. The term of the Option shall extend no more than 10 years after the Grant Date. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded to Employees pursuant to this Plan, including the Grant Price, minimum vesting, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Committee.
     (ii) Stock Appreciation Rights. An Award may be in the form of a SAR. SARs may be granted in tandem with an Option or other Award, either at the time of grant or by later amendment thereto, or on a freestanding basis not related to any other Award. The Grant Price of a SAR shall be determined by the Committee but shall not be less than the Fair Market Value of the Common Stock subject to such SAR on the Grant Date or the Grant Price of a tandem Option to which such SAR relates. The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both. The exercise period for a SAR shall extend no more than 10 years after the Grant Date. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any SARs awarded to Participants pursuant to this Plan, including the Grant Price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.
     (iii) Stock Award. An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee and set forth in an Award Agreement. Stock Units or shares of Restricted Stock granted under this Section will vest no sooner than one-third on each of the first three anniversaries of the Grant Date. Notwithstanding the above, a newly hired Employee may, upon commencement of employment with the Company or any Subsidiary or Affiliate, be immediately vested in any Stock Award made to replace forfeited awards from a prior employer. Furthermore, the Committee may provide for earlier vesting of any Stock Award upon a Participant’s termination of employment by reason of retirement or disability, each as determined by the Committee, or termination of employment due to death. Stock Awards granted as Performance Share Awards are governed by Section 7(a)(v) below.
     (iv) Cash Award. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee. Cash Awards intended to qualify as performance-based compensation under Section 162(m) of the Code shall be subject to the same terms and conditions as described in (a)(v)(B), Qualified Performance Share Awards, of this Section 7.
     (v) Performance Share Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Employee may be granted a Performance Share Award. The terms, conditions and limitations applicable to any Performance Share Awards granted to Participants pursuant to this Plan shall be determined by the Committee; provided that any Performance Share Award shall have a minimum Restriction Period of one year from the Grant Date unless the Committee provides for earlier vesting upon a termination of employment by reason of retirement or disability, each as determined by the Committee, or termination of employment due to death. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number of Performance Share Awards that may be paid out to the Participant. As described below, there are two possible forms of Performance Share Awards under this Plan: Non-Qualified Performance Share Awards and Qualified Performance Share Awards.
     (A) Nonqualified Performance Share Awards. Performance Share Awards granted to Employees that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.
     (B) Qualified Performance Share Awards. Performance Share Awards granted to Employees under the Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (1) 90 days after the commencement of the period of service to which the Performance Goal relates and (2) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. The period over which a Performance Goal is measured shall be no less than 1 year and no more than 5 years. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units or divisions of the Company or the applicable sector, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal may include one or more of the following: revenue growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”); earnings before interest, taxes and amortization (“EBITA”); operating income; net operating income after tax; pre-tax or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on capital employed; return on assets; economic value added (or an equivalent metric); share price performance; total stockholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; or debt reduction.
     Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In measuring a Performance Goal, the

Committee may exclude certain extraordinary, unusual or non-recurring items, provided that such exclusions are stated by the Committee at the time the Performance Goals are determined. In interpreting Plan provisions applicable to Qualified Performance Share Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals for Qualified Performance Share Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Share Awards made pursuant to this Plan shall be determined by the Committee.
     (b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to the following type of Awards made hereunder:
     (i) no Participant who is an Employee as of the Effective Date may be granted, during any calendar year, Awards consisting of Options or SARs that are exercisable for, or otherwise relate to, in the aggregate, more than 1 million shares of Common Stock;
     (ii) no Participant who becomes an Employee subsequent to the Effective Date may be granted, during any calendar year, Awards consisting of Options or SARs that are exercisable for, or otherwise relate to, in the aggregate, more than 1.5 million shares of Common Stock;
     (iii) no Participant may be granted, during any calendar year, Stock Awards covering or relating to more than 300,000 shares of Common Stock (the limitation set forth in this clause (iii), together with the limitation set forth in clause (i) and clause (ii) above, being hereinafter collectively referred to as the “Stock Based Awards Limitations”); and
     (iv) no Participant may be granted Cash Awards that are intended to constitute performance-based awards subject to Section 7(a)(v)(B) having a maximum payment value in any calendar year in excess of $5 million.
     8. Non-United States Participants. The Committee may grant awards to persons outside the United States under such terms and conditions as may, in the judgment of the Committee, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified option exercise procedures and other terms and procedures. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, any governing statute, or any other applicable law.
     9. Payment of Awards.
     (a) General. Payment made to a Participant pursuant to an Award may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Common Stock are to be issued at the end of the Restriction Period, the right to receive such shares shall be evidenced by entry in a bookkeeping account or in such other manner as the Committee may determine.
     (b) Deferral. With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment in the form of cash or Common Stock. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards or any other compensation otherwise payable by the Company in accordance with procedures established by the Committee and may provide that such deferred compensation may be payable in shares of Common Stock. Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or the terms of the Award or by the Committee, may be forfeited if and to the extent that the Award Agreement or the terms of the Award so provide. Amounts payable in respect of Stock Awards may be deferred in accordance with the provisions of the Waste Management, Inc. 409A Deferral Savings Plan.
     (c) Dividends. Rights to dividends or Dividend Equivalents may be granted singly or extended to and made part of any Award subject to such terms, conditions and restrictions as the Committee may establish. As determined by the Committee, Dividend Equivalents may be (i) paid to Participants currently, (ii) deferred, and (iii) subject to the same vesting as the Award to which the Dividend Equivalents relate, if applicable. Where Dividend Equivalents are deferred or subject to vesting, the Committee may permit for, or require, the conversion of Dividend Equivalents into Deferred Stock Units. Deferred Stock Units arising from such a conversion of Dividend Equivalents that is at election of the Employee or Non-Employee Director shall not count against the Pool Limit. Deferred Stock Units arising from a conversion of Dividend Equivalents that is required by the Committee will count against the Pool Limit.
     (d) Substitution of Awards. Subject to Sections 5, 12 and 14, at the discretion of the Committee, a Participant who is an Employee may be offered an election to substitute an Award for another Award or Awards of the same or different type. The Grant Date for any Award granted pursuant to the substitution provisions of this Section 9(d) will have the Grant Date of the original Award.
     (e) Cash-out of Awards. At the discretion of the Committee, an Award that is an Option or SAR may be settled by a cash payment equal to the difference between the Fair Market Value per share of Common Stock on the date of exercise and the Grant Price of the Award, multiplied by the number of shares with respect to which the Award is exercised.
     10. Option Exercise. The Grant Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods and requirements for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Section 10.
     An optionee desiring to pay the Grant Price of an Option by tendering Common Stock using the method of attestation may, subject to any such conditions and in compliance with any such procedures as the Committee may adopt, do so by attesting to the ownership of Common Stock of the requisite value in which case the Company shall issue or otherwise deliver to the optionee upon such exercise a number of shares of Common Stock subject to the Option equal to the result obtained by dividing (a) the excess of the aggregate Fair Market Value of the shares of Common Stock subject to the Option for which the Option (or portion thereof) is being exercised over the Grant Price payable in respect of such exercise by (b) the Fair Market Value per share of Common Stock subject to the Option, and the optionee may retain the shares of Common Stock the ownership of which is attested.
     11. Taxes. The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

     12. Amendment, Modification, Suspension or Termination of the Plan. The Committee may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (a) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (b) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which the Company’s stock is listed. Notwithstanding anything herein to the contrary, Options and SARs granted under the Plan will not be repriced, replaced, or regranted through cancellation or by decreasing the exercise price of a previously granted Option or SAR except as expressly provided by the adjustment provisions of Section 14.
     13. Assignability. Unless otherwise determined by the Committee, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will, by beneficiary designation or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Securities Act, or the rules thereunder. In the event that a beneficiary designation conflicts with an assignment by will, the beneficiary designation will prevail. The Committee may prescribe and include in applicable Award Agreements or the terms of the Award other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 13 shall be null and void.
     14. Adjustments.
     (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.
     (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or a special dividend payable in cash or other stock split, or spin-off then (i) the number of shares of Common Stock reserved under this Plan and available for grant pursuant to specific types of Awards as described in Section 4, (ii) the number of shares of Common Stock covered by outstanding Awards, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the share limitations described in Section 7(b) shall each be proportionately adjusted by the Committee as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make appropriate adjustments to (x) the number of shares of Common Stock reserved under this Plan and (y)(i) the number of shares of Common Stock covered by Awards, (ii) the Grant Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock Based Awards Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards. In the event of a corporate merger, consolidation, reorganization or liquidation of the Company, or the sale of all or substantially all of the Company’s assets or common stock, the Board shall be authorized (x) subject to the provisions of Section 4 above, to assume under the Plan previously granted compensatory awards, or to substitute new Awards for previously granted compensatory awards, including Awards, as part of such adjustment; (y) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 30 days prior to such cancellation; or (z) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of Common Stock on such date over the exercise or strike price of such Award.
     15. Restrictions. Common Stock or other forms of payment with respect to any Award will be issued as soon as practicable following attainment of a right to payment; provided, however, that no Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.
     16. Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience, including bookkeeping accounts established by a third party administrator retained by the Company to administer the Plan. The Company shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Company, the Board or the Committee be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement or the terms of the Award, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.
     17. Effect on Prior Plan. From and after the Effective Date of the Plan, no further awards or grants will be made under the Prior Plan. The Prior Plan will, however, continue in existence and operation following the Effective Date with respect to awards or grants outstanding under the Prior Plan. From and after the Effective Date, shares available for issuance under the Prior Plan will be subject to provisions of Section 4 of this Plan. The Prior Plan is hereby amended as necessary to effect the provisions of Section 4 of this Plan.
     18. Section 409A Compliance. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an additional tax under Section 409A the Code and related regulations and Treasury pronouncements (“Section 409A”), that Plan provision or Award will be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s rights to an Award. All elections to defer, distributions, and other aspects of the Plan shall be made in accordance with and shall comply with Section 409A, as amended, and any regulations and other guidance thereunder.
     19. Rights as a Stockholder. A Participant will not have any rights as a stockholder with respect to any share covered by any Award until such Participant has become the stockholder of record of such share.
     20. Right to Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company.
     21. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     22. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.
     23. Effectiveness and Term. The Plan shall be effective on the Effective Date and shall terminate, except with respect to Awards then outstanding, on the earlier of (a) the termination of the Plan in accordance with Section 12, (b) the date when no more shares are available for issuance under the Plan or (c) the tenth anniversary of the Effective Date. This Plan has been adopted by the Board subject to stockholder approval. Notwithstanding any terms herein to the contrary, the Plan and any benefits granted hereunder will be null and void if stockholder approval is not obtained at the next annual meeting of stockholders.